Exhibit 99

REGIS CORPORATION:

Jack Nielsen – Director, Finance

(952) 806-1765

For Immediate Release

REGIS REPORTS FOURTH QUARTER AND FISCAL YEAR 2006 RESULTS

Net Income Increase of 41% Includes $13.9 Million Net Non-Core Benefit

MINNEAPOLIS, August 23, 2006 — Regis Corporation (NYSE:RGS), the global leader in the $150 billion hair care industry, today reported fourth quarter net income of $41.5 million, or $0.90 per diluted share, a 41 percent increase over $29.5 million, or $0.64 per diluted share reported in the comparable period in fiscal 2005. Fourth quarter net income benefited from a $50 million termination fee received from Alberto-Culver and was partially offset by certain non-core charges totaling $28.4 million, detailed below.

The fourth quarter net income benefit from non-core benefits and charges was $13.9 million, or $0.30 per diluted share, resulting in core earnings of $0.60 per diluted share, meeting the midpoint of the company’s guidance range of $0.58 to $0.62 per diluted share.

On July 12, 2006, the company reported revenues for the fourth quarter ended June 30, 2006 of $636 million, up 7.2 percent over the $593 million reported in the comparable period in fiscal 2005.  Same-store sales increased 0.1 percent for the quarter.

During the quarter, Regis Corporation added a net total of 188 locations. The company constructed 122 salons and franchisees built 80 salons. In addition, Regis acquired 136 salons and one beauty school. The company closed or relocated 147 salons during the quarter.

Full-Year Results

For the full year, revenues totaled $2.4 billion, up 11 percent compared to $2.2 billion during fiscal year 2005. Same-store sales for the full year increased 0.4 percent. Net income increased 70 percent to $110 million, or $2.36 per diluted share, including the benefit of a $50 million merger termination fee received from Alberto-Culver with the accompanying offsets totaling $34.1 million, described below.

Net income results for the fiscal year 2005 included a $38.3 million, or $0.83 per diluted share, non-cash write-off for goodwill impairment related to the company’s international franchise operations.

“Simply put, our fiscal year 2006 results were unacceptable for Regis Corporation,” commented Paul D. Finkelstein, chairman and chief executive officer. “We are committed to improving operational results.”

During the year, the company added a net total of 484 locations. Regis constructed 531 salons and franchisees built 257 salons. In fiscal 2006, the company acquired 290 corporate salons (including 142 franchise buybacks), 30 beauty schools and purchased seven of its franchised hair restoration centers from franchisees. Regis closed or relocated 482 corporate and franchised locations. As of June 30, 2006, Regis Corporation owned or franchised 11,477 worldwide locations.

Fourth Quarter Non-Core Detail

During the fourth quarter, Regis Corporation recorded the following non-core benefits and charges:

Fourth quarter non-core benefit;

•        $50 million termination fee received from Alberto-Culver

Fourth quarter non-core charges totaled $28.4 million;

•        $10.6 million of transaction costs related to the terminated merger

•        $2.8 million wage and hour settlement

•        $6.5 million charge related to 64 salon closures

•        $3.3 million of incremental reserve for underperforming assets

•        $4.3 million write-off of Cool Cuts 4 Kids equity investment

•        $0.9 million in severance for two executives

Details are described below.

The company recorded the receipt of a $50 million termination fee and various transaction expenses related to the terminated merger agreement with Alberto-Culver during the fourth quarter. During the third quarter, the company recorded $5.7 million of transaction costs related to this terminated transaction. During the fourth quarter, the company recorded an additional $10.6 million of transaction expenses, in-line with the company’s expectations.

As previously noted, the company was engaged in a wage and hour lawsuit. In June 2006, the company settled the suit for $2.8 million. While the company does not admit any liability in this matter, management determined that the cost to defend its position coupled with the distraction created by the litigation exceeded the $2.8 million cost to settle the lawsuit.

The fourth quarter closure of 64 underperforming salons resulted in $6.5 million of non-core expense. The underperforming salons were primarily mall-based concepts, such as Regis and MasterCuts. As a result of these closures, the company wrote-off $2.4 million in assets. The remaining average lease life for these locations was three years. As a result, Regis paid $4.1 million to buyout these leases.

During fiscal year 2005, the company acquired an interest of less than 20 percent in privately held Cool Cuts 4 Kids, Inc. through the acquisition of $4.3 million of preferred stock. The development of this children’s salon concept has not proceeded as anticipated and as a result, the company wrote off the entire investment. However, should the financial condition of Cool Cuts 4 Kids improve, Regis Corporation may exercise its call provision to purchase the company in 2008.

First Quarter 2007 Outlook

The following outlook pertains to the fiscal first quarter ending September 30, 2006:

•                    Earnings per diluted share are forecasted to be in a range of $0.44 to $0.48, compared to $0.48 a year ago.

•                    Consolidated revenue is forecasted to grow eight percent to nine percent to a range of $630 million to $635 million compared to $584 million a year ago.

•                    Consolidated same-store sales are forecasted to be in a range of negative 1.0 percent to flat.

Updated Fiscal Year 2007 Outlook

The following outlook pertains to the fiscal year ending June 30, 2007:

•                    Excluding accretion from future possible acquisitions, earnings per diluted share are forecasted to be in a range of $2.22 to $2.34.

•                    Excluding revenue from future possible acquisitions, consolidated revenue is forecasted to grow eight percent to $2.6 billion.

•                    Consolidated same-store sales are forecasted to increase to a range of 1.0 to 2.0 percent.

Regis Corporation will host a conference call discussing fourth quarter and fiscal year results today, August 23, 2006 at 10:00 a.m., Central Time. Interested parties are invited to listen by logging on to www.regiscorp.com or dialing 800-218-8862. A replay of the call will be available until August 25, 2006. The replay phone number is 800-405-2236, access code 11066728#.

About Regis Corporation

Regis Corporation (NYSE:RGS) is the beauty industry’s global leader in salons, hair restoration centers and education. As of June 30, 2006, the company owned or franchised 11,477 worldwide locations; which included 11,333 beauty salons, 90 hair restoration centers and 54 beauty schools operating under concepts such as Supercuts, Jean Louis David, Vidal Sassoon, Regis Salons, MasterCuts, Trade Secret, SmartStyle, Cost Cutters and Hair Club for Men and Women. These and other concepts are located in the US and in ten other countries throughout North America and Europe. For additional information about the company, including management’s current financial outlook and a reconciliation of non-GAAP financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link:

http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward–looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally, and price sensitivity; changes in economic condition; changes in consumer tastes and fashion trends; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations for new salon development; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify, acquire and integrate salons and beauty schools that support its growth objectives; the ability of the company to maintain satisfactory relationships with suppliers; or other factors not listed above. The ability of the Company to meet its expected revenue growth is dependent on salon and beauty school acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2005 and included in Form S-3 Registration Statement filed with the Securities and Exchange Commission on June 8, 2005. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION (NYSE:RGS)

CONSOLIDATED BALANCE SHEET

as of June 30, 2006 and 2005

(Dollars in thousands, except per share amounts)

	June 30, 2006	June 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$135,397	$102,718
Receivables, net	62,558	47,752
Inventories	193,999	184,609
Deferred income taxes	16,224	17,229
Other current assets	33,588	28,341
Total current assets	441,766	380,649

Property and equipment, net	483,764	435,324
Goodwill	778,228	646,510
Other intangibles, net	216,831	208,800
Other assets	61,475	54,693

Total assets	$1,982,064	$1,725,976

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$38,912	$19,747
Accounts payable	70,807	64,111
Accrued expenses	230,236	178,192
Total current liabilities	339,955	262,050

Long-term debt	583,357	549,029
Other noncurrent liabilities	187,345	160,185
Total liabilities	1,110,657	971,264

Commitments and contingencies

Shareholders’ equity:
Preferred stock, authorized 250,000 shares at June 30, 2006 and 2005
Common stock, $.05 par value; issued and outstanding 45,303,459 and 44,952,002 common shares at June 30, 2006 and 2005, respectively	2,266	2,248
Additional paid-in capital	232,284	229,871
Accumulated other comprehensive income	58,066	46,124
Retained earnings	578,791	476,469

Total shareholders’ equity	871,407	754,712

Total liabilities and shareholders’ equity	$1,982,064	$1,725,976

REGIS CORPORATION (NYSE:RGS)

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended		Year Ended
	June 30, (Unaudited)		June 30,
	2006	2005	2006	2005
Revenues:
Service	$436,717	$401,073	$1,634,028	$1,466,336
Product	179,175	171,368	718,942	648,420
Franchise royalties and fees	20,073	21,035	77,894	79,538
	635,965	593,476	2,430,864	2,194,294

Operating expenses:
Cost of service	247,849	228,352	928,515	836,449
Cost of product	93,074	86,544	371,018	335,636
Site operating expenses	49,900	48,737	199,602	183,056
General and administrative	78,011	69,574	294,092	260,207
Rent	95,869	84,781	350,926	310,984
Depreciation and amortization	34,687	26,289	115,903	91,753
Goodwill impairment	—	—	—	38,319
Terminated acquisition income, net	(39,370)	—	(33,683)	—
Total operating expenses	560,020	544,277	2,226,373	2,056,404

Operating income	75,945	49,199	204,491	137,890

Other income (expense):
Interest	(9,128)	(7,583)	(34,989)	(24,385)
Other, net	(2,351)	784	651	2,952

Income before income taxes	64,466	42,400	170,153	116,457

Income taxes	(22,951)	(12,895)	(60,575)	(51,826)

Net income	$41,515	$29,505	$109,578	$64,631

Net income per share:
Basic	$0.92	$0.66	$2.43	$1.45
Diluted	$0.90	$0.64	$2.36	$1.39

Weighted average common and common equivalent shares outstanding:
Basic	45,226	44,881	45,168	44,622
Diluted	46,259	46,340	46,400	46,380

Cash dividends declared per common share	$0.04	$0.04	$0.16	$0.16

REGIS CORPORATION (NYSE:RGS)

CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in thousands)

	Year Ended June 30,
	2006	2005
Cash flows from operating activities:
Net income	$109,578	$64,631
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	95,660	79,924
Amortization	11,810	8,226
Deferred income taxes	7,409	(9,257)
Goodwill impairment	—	38,319
Asset impairment	12,740	3,603
Excess tax benefit from stock-based compensation plans	(4,556)	—
Stock-based compensation	4,905	1,222
Other noncash items affecting earnings	316	(41)

Changes in operating assets and liabilities:
Receivables	(4,918)	(6,516)
Inventories	(6,068)	(17,974)
Other current assets	(4,291)	1,437
Other assets	(1,027)	(5,726)
Accounts payable	151	8,288
Accrued expenses	43,513	32,426
Other noncurrent liabilities	16,463	17,169
Net cash provided by operating activities	281,685	215,731

Cash flows from investing activities:
Capital expenditures	(119,914)	(101,097)
Proceeds from sale of assets	730	846
Purchase of salon and school net assets, net of cash acquired	(149,119)	(118,915)
Purchase of hair restoration centers, net of cash acquired	(6,362)	(209,652)
Other investing activities	(6,000)	—
Net cash used in investing activities	(280,665)	(428,818)

Cash flows from financing activities:
Borrowings on revolving credit facilities	3,054,730	2,954,100
Payments on revolving credit facilities	(2,998,480)	(2,976,750)
Proceeds from issuance of long-term debt	1,766	301,938
Repayments of long-term debt	(22,553)	(21,313)
Excess tax benefit from stock-based compensation plans	4,556	—
Other, primarily increase (decrease) in negative book cash balances	1,678	(2,472)
Dividends paid	(7,256)	(7,149)
Repurchase of common stock	(20,280)	(23,117)
Proceeds from issuance of common stock	14,410	17,257
Net cash provided by financing activities	28,571	242,494

Effect of exchange rate changes on cash and cash equivalents	3,088	(256)

Increase in cash and cash equivalents	32,679	29,151

Cash and cash equivalents:
Beginning of year	102,718	73,567
End of year	$135,397	$102,718

REGIS CORPORATION (NYSE:RGS)

Salon / School/ Hair Restoration Center Counts and Revenues

	June 30,	June 30,
	2006	2005
SYSTEM-WIDE LOCATIONS:
Company-owned salons	7,559	6,977
Franchise salons	3,774	3,902
Beauty career schools	54	24
Company-owned hair restoration centers	48	41
Franchise hair restoration centers	42	49
	11,477	10,993

SALON LOCATION SUMMARY

NORTH AMERICAN SALONS:

	June 30,	June 30,
	2006	2005
REGIS SALONS
Open at beginning of period	1,093	1,085
Salons constructed	38	39
Acquired	14	13
Less relocations	16	14
Salon openings	36	38
Conversions	—	(1)
Salons closed	(50)	(29)
Total, Regis Salons	1,079	1,093

MASTERCUTS
Open at beginning of period	636	604
Salons constructed	32	47
Acquired	—	2
Less relocations	8	13
Salon openings	24	36
Conversions	(2)	1
Salons closed	(16)	(5)
Total, MasterCuts	642	636

	June 30, 2006	June 30, 2005
TRADE SECRET
Company-owned salons:
Open at beginning of period	597	549
Salons constructed	33	56
Acquired	2	23
Franchise buybacks	5	—
Less relocations	6	17
Salon openings	34	62
Conversions	1	—
Salons closed	(17)	(14)
Total company-owned salons	615	597

Franchise salons:
Open at beginning of period	24	24
Franchise buybacks	(5)	—
Total franchise salons	19	24

Total, Trade Secret	634	621

SMARTSTYLE/COST CUTTERS IN WAL-MART
Company-owned salons:
Open at beginning of period	1,497	1,263
Salons constructed	215	194
Franchise buybacks	31	45
Less relocations	2	1
Salon openings	244	238
Conversions	1	—
Salons closed	(3)	(4)
Total company-owned salons	1,739	1,497

Franchise salons:
Open at beginning of period	184	201
Salons constructed	11	29
Salon openings	11	29
Franchise buybacks	(31)	(45)
Salons closed	—	(1)
Total franchise salons	164	184

Total, SmartStyle/Cost Cutters in Wal-Mart	1,903	1,681

	June 30, 2006	June 30, 2005
STRIP CENTERS
Company-owned salons:
Open at beginning of period	2,728	2,310
Salons constructed	180	167
Acquired	122	248
Franchise buybacks	104	94
Less relocations	21	21
Salon openings	385	488
Conversions	(2)	(3)
Salons closed	(80)	(67)
Total company-owned salons	3,031	2,728

Franchise salons:
Open at beginning of period	2,102	2,105
Salons constructed	135	154
Acquired (2)	—	7
Less relocations	18	13
Salon openings	117	148
Conversions	2	6
Franchise buybacks	(104)	(94)
Salons closed	(113)	(63)
Total franchise salons	2,004	2,102

Total, Strip Centers	5,035	4,830

INTERNATIONAL SALONS (1)
Company-owned salons:
Open at beginning of period	426	416
Salons constructed	33	22
Acquired	10	19
Franchise buybacks	2	—
Less relocations	4	—
Salon openings	41	41
Conversions	(2)	(3)
Salons closed	(12)	(28)
Total company-owned salons	453	426

Franchise salons:
Open at beginning of period	1,592	1,594
Salons constructed	111	102
Salon openings	111	102
Conversions	2	—
Franchise buybacks	(2)	—
Salons closed	(116)	(104)
Total franchise salons	1,587	1,592

Total international salons	2,040	2,018

	March 31, 2006	June 30, 2005
TOTAL SYSTEM-WIDE SALONS
Company-owned salons:
Open at beginning of period	6,977	6,227
Salons constructed	531	525
Acquired	148	305
Franchise buybacks	142	139
Less relocations	57	66
Salon openings	764	903
Conversions	(4)	(6)
Salons closed	(178)	(147)
Total company-owned salons	7,559	6,977

Franchise salons:
Open at beginning of period	3,902	3,924
Salons constructed	257	285
Acquired (2)	—	7
Less relocations	18	13
Salon openings	239	279
Conversions	4	6
Franchise buybacks	(142)	(139)
Salons closed	(229)	(168)
Total franchise salons	3,774	3,902

Total Salons	11,333	10,879

Beauty schools:
Open at beginning of period	24	11
Salons constructed	2	—
Acquired	30	13
Less relocations	2	—
Total beauty schools	54	24

Company-owned hair restoration centers:
Open at beginning of period	41	—
Constructed	1	—
Acquired	1	42
Franchise buybacks	7	(1)
Less relocations	1	—
Site openings	8	42
Sites Closed	(1)	—
Total company-owned hair restoration centers	48	41

Franchise hair restoration centers:
Open at beginning of period	49	—
Acquired	—	49
Franchise buybacks	(7)	—
Total franchise hair restoration centers	42	49

Total hair restoration centers	90	90

Grand total, system-wide	11,477	10,993

(1)  Canadian and Puerto Rican salons are included in the Regis Salons, Strip Center, MasterCuts and Trade Secret concepts and not included in the International salon totals.

(2)  Represents primarily the acquisition of franchise networks.

Relocations represent a transfer of location by the same salon concept. Conversions represent the transfer of one salon concept to another concept.

REVENUES BY CONCEPT:

	For the Periods Ended June 30,
	Three Months		Twelve Months
(Dollars in thousands)	2006	2005	2006	2005

North American salons:
Regis	$120,783	$121,948	$481,760	$475,736
MasterCuts	43,066	43,050	174,674	172,792
Trade Secret (1)	63,005	62,675	262,862	252,934
SmartStyle	107,189	94,047	413,907	351,741
Strip Center (1)	191,354	170,835	703,345	621,008
Total North American Salons	525,397	492,555	2,036,548	1,874,211

International salons (1)	64,249	65,192	220,662	226,784
Beauty schools	17,590	9,665	63,952	33,911
Hair restoration centers (1)	28,729	26,064	109,702	59,388
Consolidated revenues	$635,965	$593,476	$2,430,864	$2,194,294
Percent change from prior year	7.2%	16.7%	10.8%	14.1%

Salon same-store sales increase (2)	0.1%	0.9%	0.4%	0.9%

(1)        Includes aggregate franchise royalties and fees of $20.1 and $21.0 million for the three months ended June 30, 2006 and 2005, respectively, and $77.9 and $79.5 million for the years ended June 30, 2006 and 2005, respectively.  North American salon franchise royalties and fees represented 50.1 and 49.0 percent of total franchise revenues in the three months ended June 30, 2006 and 2005, respectively, and 50.4 and 50.6 percent of total franchise revenues in the years ended June 30, 2006 and 2005.

FINANCIAL INFORMATION BY SEGMENT:

Financial information concerning the Company’s salon, school and hair restoration businesses is shown in the following tables.

	For the Three Months Ended June 30, 2006
	Salons		Beauty	Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Schools	Centers	Corporate	Consolidated
Revenues:
Service	$368,292	$40,107	$15,933	$12,385	$—	$436,717
Product	147,055	15,413	1,657	15,050	—	179,175
Franchise royalties and fees	10,050	8,729	—	1,294	—	20,073
	525,397	64,249	17,590	28,729	—	635,965

Operating expenses:
Cost of service	211,965	21,014	7,858	7,012	—	247,849
Cost of product	78,616	8,934	964	4,560	—	93,074
Site operating expenses	41,828	2,905	3,935	1,232	—	49,900
General and administrative	28,593	11,584	2,442	6,040	29,352	78,011
Rent	78,522	13,096	2,151	1,677	423	95,869
Depreciation and amortization	23,300	3,619	785	2,996	3,987	34,687
Terminated acquisition income	—	—	—	—	(39,370)	(39,370)
Total operating expenses	462,824	61,152	18,135	23,517	(5,608)	560,020

Operating income (loss)	62,573	3,097	(545)	5,212	5,608	75,945

Other income (expense):
Interest	—	—	—	—	(9,128)	(9,128)
Other, net	—	—	—	—	(2,351)	(2,351)
Income (loss) before income taxes	$62,573	$3,097	$(545)	$5,212	$(5,871)	$64,466

	For the Three Months Ended June 30, 2005
	Salons		Beauty	Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Schools	Centers	Corporate	Consolidated
Revenues:
Service	$339,857	$41,493	$9,204	$10,519	$—	$401,073
Product	142,401	14,491	461	14,015	—	171,368
Franchise royalties and fees	10,297	9,208	—	1,530	—	21,035
	492,555	65,192	9,665	26,064	—	593,476

Operating expenses:
Cost of service	196,282	21,880	4,005	6,185	—	228,352
Cost of product	74,141	7,478	183	4,742	—	86,544
Site operating expenses	43,875	2,856	1,615	391	—	48,737
General and administrative	24,621	12,240	1,284	5,875	25,554	69,574
Rent	68,896	13,310	1,053	1,434	88	84,781
Depreciation and amortization	18,539	2,319	432	2,191	2,808	26,289
Total operating expenses	426,354	60,083	8,572	20,818	28,450	544,277

Operating income (loss)	66,201	5,109	1,093	5,246	(28,450)	49,199

Other income (expense):
Interest	—	—	—	—	(7,583)	(7,583)
Other, net	—	—	—	—	784	784
Income (loss) before income taxes	$66,201	$5,109	$1,093	$5,246	$(35,249)	$42,400

	For the Year Ended June 30, 2006
	Salons		Beauty	Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Schools	Centers	Corporate	Consolidated
Revenues:
Service	$1,395,953	$133,323	$58,281	$46,471	$—	$1,634,028
Product	601,332	53,796	5,671	58,143	—	718,942
Franchise royalties and fees	39,263	33,543	—	5,088	—	77,894
	2,036,548	220,662	63,952	109,702	—	2,430,864

Operating expenses:
Cost of service	806,024	71,110	24,757	26,624	—	928,515
Cost of product	316,980	32,168	4,278	17,592	—	371,018
Site operating expenses	175,039	9,755	10,272	4,536	—	199,602
General and administrative	108,362	41,963	8,270	23,254	112,243	294,092
Rent	293,571	42,756	6,999	6,215	1,385	350,926
Depreciation and amortization	80,011	9,348	2,610	9,908	14,026	115,903
Terminated acquisition income	—	—	—	—	(33,683)	(33,683)
Total operating expenses	1,779,987	207,100	57,186	88,129	93,971	2,226,373

Operating income (loss)	256,561	13,562	6,766	21,573	(93,971)	204,491

Other income (expense):
Interest	—	—	—	—	(34,989)	(34,989)
Other, net	—	—	—	—	651	651
Income (loss) before income taxes	$256,561	$13,562	$6,766	$21,573	$(128,309)	$170,153

	For the Year Ended June 30, 2005
	Salons		Beauty	Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Schools	Centers	Corporate	Consolidated
Revenues:
Service	$1,270,444	$139,629	$31,848	$24,415	$—	$1,466,336
Product	563,529	51,143	2,063	31,685	—	648,420
Franchise royalties and fees	40,238	36,012	—	3,288	—	79,538
	1,874,211	226,784	33,911	59,388	—	2,194,294

Operating expenses:
Cost of service	737,045	74,344	11,535	13,525	—	836,449
Cost of product	293,336	30,745	1,288	10,267	—	335,636
Site operating expenses	166,680	9,750	4,319	2,307	—	183,056
General and administrative	99,210	42,357	5,097	12,712	100,831	260,207
Rent	262,818	41,523	2,943	3,242	458	310,984
Depreciation and amortization	67,042	7,879	1,263	5,071	10,498	91,753
Goodwil impairment	—	38,319	—	—	—	38,319
Total operating expenses	1,626,131	244,917	26,445	47,124	111,787	2,056,404

Operating income (loss)	248,080	(18,133)	7,466	12,264	(111,787)	137,890

Other income (expense):
Interest	—	—	—	—	(24,385)	(24,385)
Other, net	—	—	—	—	2,952	2,952
Income (loss) before income taxes	$248,080	$(18,133)	$7,466	$12,264	$(133,220)	$116,457

REGIS CORPORATION (NYSE:RGS)

RECONCILIATION OF GAAP EARNINGS PER SHARE TO NON-GAAP EARNINGS PER SHARE

Quarterly Period Ended June 30, 2006

The company’s press release announcing results of operations for the three month period ended June 30, 2006 includes references to the following “non-GAAP financial measure” as defined by Regulation G of the Securities and Exchange Commission:

— Diluted net earnings per share excluding non-core items

Reconciliation of the non-GAAP financial measure to their most directly comparable financial measures under GAAP for the three months ended June 30, 2006 is as follows (in thousands, except per share data):

Non-core operational charges (income) expense:

All items shown net of income taxes

Diluted net earnings per share, as reported	$0.90

Termination fee	(0.70)
Terminated acquisition expenses	0.15
Wage & hour settlement	0.04
Severance	0.01
Lease termination fees	0.06
Salon closures (fixed asset portion)	0.03
Under-performing assets	0.05
Cool Cuts 4 Kids write-off	0.06

Non-GAAP earnings per share	$0.60

Shares	46,259